Calculation of Filing Fee Tables
S-8
Wayfair Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	15,000,000	$ 56.80	$ 852,000,000.00	0.0001381	$ 117,661.20
Total Offering Amounts:						$ 852,000,000.00		$ 117,661.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 117,661.20
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this registration statement (the Registration Statement) shall also cover any additional shares of Wayfair Inc.s (the Registrant) Class A common stock, par value $0.001 per share (the Common Stock), that become issuable under the Registrants 2023 Incentive Award Plan (the 2023 Plan) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrants receipt of consideration or conversion of the Registrants Common Stock that would increase the number of outstanding shares of Common Stock. (2) Represents 15,000,000 shares of Common Stock reserved for issuance under the Registrants 2023 Plan in connection with an amendment to the 2023 Plan that was approved by the Registrants stockholders on May 21, 2026. (3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $56.80, which is the average of the high and low prices of shares of Common Stock on the New York Stock Exchange on May 19, 2026 (such date being within five business days of the date that this Registration Statement was filed with the Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources